UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 22, 2010

RadNet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19019	13-3326724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1510 Cotner Avenue
Los Angeles, California  90025
(Address of Principal Executive Offices) (Zip Code)

(310) 478-7808
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 22, 2010, RadNet Inc. issued a press release announcing that the company’s wholly-owned subsidiary, RadNet Management, Inc, intends to offer $210,000,000 aggregate principal amount of senior unsecured notes due 2018 in a private placement, subject to market and other conditions.  A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The press release attached as Exhibit 99.1 contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the proposed offering of the Notes and the anticipated use of proceeds therefrom. These forward-looking statements involve known and unknown risks, uncertainties and other factors discussed in RadNet Inc.’s filings with the Securities and Exchange Commission (the “SEC”). Any forward-looking statements speak only as of the date of the press release and, except to the extent required by applicable securities laws, RadNet, Inc. expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If RadNet, Inc. does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to RadNet Inc.’s business in general, please refer to its SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 – Press Release, issued by RadNet Inc. on March 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2010	RadNet Inc.

	By:	/S/ Jeffrey L. Linden
	Name:	Jeffrey L. Linden
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, issued by RadNet Inc. on March 22, 2010 (this exhibit is furnished and not filed).